Exhibit 99.1

CytoSorbents Reports Preliminary Unaudited Fourth Quarter and Full-Year 2024 Product Revenue

Fourth quarter product revenue growth estimated at 22% to 25% year-over-year

Fourth quarter gross margin estimated to improve to approximately 70%

Management will host in-person investor meetings in San Francisco during J.P. Morgan Healthcare Conference week

PRINCETON, NJ, January 3, 2025 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, today announced preliminary, selected, unaudited fourth quarter and full-year 2024 financial results and business updates.

Preliminary, Selected Fourth Quarter and Full-Year 2024 Financial Results and Business Updates

•	Fourth quarter product revenue (excluding grant income) is estimated to be in the range of $9.0 million to $9.2 million, representing 22% to 25% growth versus $7.35 million in the fourth quarter of 2023

•	Full-year product revenue (excluding grant income) is estimated to be in the range of $35.4 million to $35.6 million, representing approximately 14% growth versus $31.1 million for the full-year 2023

•	Fourth quarter product gross margin is estimated to be approximately 70%, compared to 61% in the prior quarter and 72% in the fourth quarter of 2023. This sequential improvement reflects the successful resolution of both a planned production slowdown to rebalance inventory and a short-term manufacturing issue which reduced product gross margins in the third quarter of 2024

•	On December 23, 2024, the Company commenced a rights offering with a subscription period that ends on January 10, 2025

•	U.S. Food and Drug Administration (FDA) and Health Canada substantive and interactive reviews are underway for the marketing application for DrugSorb™-ATR, the Company’s investigational medical device to reduce the severity of perioperative bleeding in patients on Brilinta® (ticagrelor, AstraZeneca) undergoing coronary artery bypass graft (CABG) surgery. The Company continues to expect regulatory decisions for DrugSorb-ATR in the U.S. and Canada in 2025.

“We are pleased with our topline performance in the quarter. Our strong year-over-year growth represents solid execution in our core international business, and underscores the importance of CytoSorb®, our flagship product, in addressing a diverse range of critical care and cardiac surgery indications,” commented Dr. Phillip Chan, Chief Executive Officer of CytoSorbents. “This strong top-line close to 2024, as well as our return to more normalized product gross margins, positions us well to drive improved efficiencies in our core business as we prepare to enter the North American market with DrugSorb-ATR to reduce the severity of perioperative bleeding in CABG surgery due to Brilinta®, pending FDA and Health Canada approvals.”

The results disclosed in this press release are preliminary and unaudited. The Company expects to report full, audited results for the fourth quarter and year ended December 31, 2024, on March 6, 2025.

Management will host in-person investor meetings in San Francisco alongside the 43rd Annual J.P. Morgan Healthcare Conference being held January 13-16, 2025, in San Francisco, CA. ICR Healthcare is coordinating meetings on the Company’s behalf. To schedule a meeting with Dr. Phillip Chan, Chief Executive Officer, and Peter J. Mariani, Chief Financial Officer, please send requests to ICR Healthcare at ir@cytosorbents.com.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, ECMO, heart-lung machines). CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding and 2) the removal of inflammatory agents in common critical illnesses such as sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in 76 countries worldwide, with more than a quarter million devices used cumulatively to date. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure, to reduce pro-inflammatory cytokine levels. CytoSorb is not yet approved in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. It has received two FDA Breakthrough Device Designations: one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. In September 2024, the Company submitted a De Novo medical device application to the U.S. FDA requesting marketing approval to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. In November 2024, the Company received its Medical Device Single Audit Program (MDSAP) certification and submitted its Medical Device License (MDL) application to Health Canada. DrugSorb-ATR is not yet granted or approved in the United States and Canada, respectively.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/ or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 14, 2024, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:

Peter J. Mariani

Chief Financial Officer

pmariani@cytosorbents.com

Investor Relations Contact:

Aman Patel, CFA

Investor Relations, ICR Healthcare

(443) 450-4191

ir@cytosorbents.com